UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

Assurant, Inc.

(Exact name of registrant as specified in charter)

Commission File Number: 001-31978

Delaware	13-3689915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2009, Assurant, Inc. (the “Company”) issued a press release announcing the entry by certain of its subsidiaries (the “Subsidiaries”) into two reinsurance agreements (the “Reinsurance Agreements”) with Ibis Re Ltd., a reinsurance company domiciled in the Cayman Islands (“Ibis Re”), in connection with a fully collateralized catastrophe reinsurance bond program. A copy of the press release describing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ibis Re funded the catastrophe reinsurance coverage through the issuance of two classes of catastrophe bonds in an aggregate amount of $150 million (the “CAT Bonds”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In connection with the issuance of the CAT Bonds, Ibis Re set up two insurance trusts to hold certain investments to secure payments to the Subsidiaries under the Reinsurance Agreements and the repayment of principal to the bondholders, as applicable, and entered into two related swap agreements (each a “Swap”) with Goldman Sachs International (the “Swap Counterparty”).

A Swap may be terminated as a result of certain events, including but not limited to a payment default by the Swap Counterparty, the insolvency of the Swap Counterparty, certain changes in law with regard to the Swap Counterparty, or certain merger transactions involving the Swap Counterparty (each a “Swap Counterparty Event”). In the event of such termination, the Company may elect either to replace the Swap Counterparty and enter into an interim swap agreement (the “Interim Swap Agreement”), acting as an interim swap counterparty opposite Ibis Re, or to appoint another swap counterparty to replace the Swap Counterparty. Following a termination of a Swap as the result of a Swap Counterparty Event, if either the Company or a designated affiliate does not upon two (2) business days notice indicate its intention to enter into the Interim Swap Agreement with Ibis Re or appoint another swap counterparty to replace the Swap Counterparty, then the related class of CAT Bond will be subject to early redemption on the next following quarterly payment date for such CAT Bond.

Copies of the Reinsurance Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

10.1	Reinsurance Agreement, dated May 5, 2009, by and between American Security Insurance Company, American Bankers Insurance Company of Florida, Standard Guaranty Insurance Company and Ibis Re Ltd.

10.2	Reinsurance Agreement, dated May 5, 2009, by and between American Security Insurance Company, American Bankers Insurance Company of Florida, Standard Guaranty Insurance Company and Ibis Re Ltd.

99.1	Press Release issued by Assurant, Inc. on May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: May 5, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Reinsurance Agreement, dated May 5, 2009, by and between American Security Insurance Company, American Bankers Insurance Company of Florida, Standard Guaranty Insurance Company and Ibis Re Ltd.

10.2	Reinsurance Agreement, dated May 5, 2009, by and between American Security Insurance Company, American Bankers Insurance Company of Florida, Standard Guaranty Insurance Company and Ibis Re Ltd.

99.1	Press Release issued by Assurant, Inc. on May 5, 2009.

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